UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2014

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Integration Performance Plan

On August 11, 2014, the Board of Directors (the “Board”) of the Federal Home Loan Bank of Des Moines (the “Bank”) adopted an Integration Performance Incentive Plan (the “Incentive Plan”), subject to non-objection by the Federal Housing Finance Agency (“FHFA”), which the Bank received on September 18, 2014.

The purpose of the Incentive Plan is to motivate and retain executives, senior officers and other contributors involved in the Bank’s contemplated merger with the Federal Home Loan Bank of Seattle.

The disclosure below describes how the Incentive Plan applies to the Bank’s “Named Executive Officers.”

The Incentive Plan is designed in two phases: (1) Phase 1 covers the period from the execution of the definitive agreement to the closing of the merger and (2) Phase 2 covers the period from the closing of the merger through the integration date (the “Integration Date”), which is the date approximately 80% of the work is complete in merging the two banks. The Bank’s Named Executive Officers are only eligible to participate in Phase 2 of the Incentive Plan.

During Phase 2, the Bank’s Named Executive Officers, as defined in the Bank’s 2013 Annual Report on Form 10-K (Richard S. Swanson, Steven T. Schuler, Dusan Stojanovic, Daniel D. Clute, and Mary L. Cecola), will be eligible to receive compensation based on bank-wide performance goals. Three to five performance measures will be identified for overall success of the merger. The Human Resources Committee of the Board will determine success against the bank-wide measures and will have the ability to exercise negative discretion on individual payouts or payouts for the entire participant group. Potential payouts for the bank-wide measures occur upon the Integration Date. Mary Cecola’s bank-wide performance goals will be weighted at 70 percent of her overall payout opportunity. In addition, Ms. Cecola will be eligible to receive compensation based on three to five department goals that are designed to support the integration process of the two Banks. The department goals will be weighted at 30 percent of her overall payout opportunity. The results of the department performance measures will be assessed by the Bank’s executive team and the Bank’s Chief Executive Officer and communicated to the Human Resources Committee.

Pursuant to the terms of the Incentive Plan, subject to the discretion of the Bank’s Human Resources Committee, the Bank’s Chief Executive Officer, Richard S. Swanson, will be eligible for a payment of between $200,000 and $250,000. Steven T. Schuler, Dusan Stojanovic and Daniel D. Clute will be eligible to receive a payment of between $75,000 and $100,000. Mary Cecola will be eligible to receive a payment of between $20,000 and $40,000.

Severance Policy Changes

On August 11, 2014, the Board adopted certain changes to the severance policy in its employee handbook (the “Severance Policy”) subject to non-objection by the FHFA, which the Bank received on September 18, 2014.

The disclosure below describes how the Severance Policy applies to Mary L. Cecola, the only Named Executive Officer covered by the Severance Policy.

The Severance Policy applies to Mary L. Cecola, Senior Vice President and Chief Business Technology Officer and a Named Executive Officer of the Bank. The Severance Policy would apply if Ms. Cecola were involuntarily terminated due to a decision by the Bank to reduce the number of Bank employees for reasons unrelated or not exclusively related to the performance of such employee or employees (a “Reduction in Force”).

To be eligible for a separation allowance under the Severance Policy, employees must meet certain eligibility requirements: (1) the employee must be a regular full-time employee, (2) the reason for separation must be Reduction in Force, (3) the employee must not have refused to accept a position of comparable status or pay (as determined by the Bank in its sole discretion) and which does not require relocation of primary residence, (4) the employee must not have refused to accept a position of comparable status or pay with another employer (as determined by the Bank in its sole discretion) who acquires any of the assets or operations of the Bank and which does not require relocation of primary residence, and (5) the employee must sign a separation and release agreement, in a form acceptable to the Bank, that releases the Bank from any and all claims against the Bank arising out of the employee’s employment with the Bank or his/her termination of employment.

The Severance Policy provides that if these conditions are met, Ms. Cecola would be eligible for a severance allowance equal to one year of her salary, generally payable in a single lump sum. Under the Bank’s prior severance policy, Ms. Cecola was eligible for two weeks of salary for every year of full service (a minimum of four weeks and a maximum of six months).

Pursuant to the Severance Policy, Ms. Cecola would also be paid for all unused vacation for which she may be eligible. In the event of termination due to Reduction in Force, extended medical and dental coverage at the current employee rates would be provided through the end of the month covered by the severance period.

Enhanced Severance Policy Plan

On August 11, 2014, the Bank’s Board adopted an Enhanced Severance Policy Plan subject to non-objection by the FHFA, which the Bank received on September 18, 2014.

The disclosure below describes how the Enhanced Severance Policy Plan applies to Mary L. Cecola, the only Named Executive Officer covered by the Enhanced Severance Policy Plan.

The Enhanced Severance Policy Plan provides severance pay to eligible Senior Vice Presidents of the Bank (“Participants”), including Ms. Cecola. The Enhanced Severance Policy Plan would be effective for a two year period following the consummation of a merger, reorganization or consolidation of the Bank with or into another Federal Home Loan Bank or other entity. The Enhanced Severance Policy Plan terminates upon the earlier of (i) the date on which the Participant terminates employment with the Bank, and (ii) the date of payment to the Participant of all severance pay payable under the Enhanced Severance Policy Plan.

A Participant may be eligible for pay under the Enhanced Severance Policy Plan if the Bank has terminated the Participant other than for Cause. The Bank shall be considered to have terminated the Participant for “Cause” because the Participant:

(a)	shall have been convicted of (or pled guilty or nolo contendere to) a felony or any crime involving dishonesty or fraud;

(b)	shall have committed willful acts of misconduct that materially impair the goodwill or business of the Bank or cause material damage to its property, goodwill, or business, monetarily or otherwise;
(c)shall have a willful and continued failure to perform his or her material duties;

(d)
shall have willfully violated any material policies of the Bank contained in the Bank's Code of Ethics to the extent such acts would provide grounds for a termination for Cause with respect to other employees; or

(e)	was the subject of a regulatory order or directive of judicial determination that the Participant be terminated or the authority of the Participant be materially reduced.

Alternatively, a Participant may be eligible for severance pay pursuant to the Enhanced Severance Policy Plan (“Severance Pay”) if the Participant has terminated his or her employment after a base pay reduction, a reduction in corporate officer title, or a material change by the Bank in the geographic location in which the Participant is required to work (“Termination by Participant with Good Reason”).

Under the Enhanced Severance Policy Plan, if Ms. Cecola’s employment with the Bank were to end due to Termination by Participant with Good Reason or termination by the Bank other than for Cause (a “Payment Event”), Ms. Cecola would be eligible for Severance Pay in the amount equal to one and a half years of base salary, outplacement services for a period not to exceed nine months, health and dental continuation during the severance period, and deferred earned and unpaid awards for prior periods.

Pursuant to the Enhanced Severance Policy Plan, Severance Pay would be paid in a lump sum cash amount that must be made no later than the second regularly scheduled payroll date that follows the date of the Payment Event. The Severance Pay is subject to withholding for all applicable federal, state, local or foreign taxes and any other legally required withholding.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

September 24, 2014	By:	/s/ Steven T. Schuler

Name: Steven T. Schuler
Title: Executive Vice President and Chief Financial Officer